Exhibit 10.1

Date:	July 27, 2023

To:	Genesis Unicorn Capital Corp., a Delaware corporation (“Genesis”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (“ESG”) and ESGL Holdings Limited, a Cayman Islands exempted company (“PubCo”).

Address:	281 Witherspoon Street, Suite 120, Princeton, New Jersey 08540

From:	Vellar Opportunities Fund Master, Ltd. (“Seller”)

Re:	OTC Equity Prepaid Forward Transaction

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Seller, Genesis, ESG and PubCo on the Trade Date specified below. In connection with the transactions contemplated by the Merger Agreement (as defined below), Genesis will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity, and ESG will merge with and into ESGH Merger Sub Corp, a Cayman Islands exempted company (“Merger Sub”), a wholly owned subsidiary of PubCo, with Merger Sub being the surviving company in the merger as a wholly owned subsidiary of PubCo, (each such transaction and the other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”). The term “Counterparty” refers to Genesis until the Business Combination, and then following the Business Combination, to PubCo. Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a pricing date notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice(s), constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form (as defined below).

This Confirmation, together with the Pricing Date Notices, evidences a complete binding agreement between Seller, Genesis, ESG and PubCo as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction to which this Confirmation relates, there is any inconsistency between the ISDA Form, this Confirmation (including the Pricing Date Notice), the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation (including the Pricing Date Notice(s)); (ii) the Equity Definitions; (iii) the Swap Definitions; and (iv) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “ISDA Form”) as if Seller, ESG and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date of the Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows.

General Terms

Type of Transaction:	Share Forward Transaction

Trade Date:	July 27, 2023

Pricing Date:	As specified in a Pricing Date Notice.

Effective Date:	Three trading days (one “Settlement Cycle”) following the Pricing Date.

Valuation Date:	The earlier to occur of (a) the date that is 24 months after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of November 29, 2022 (as may be amended from time to time, the “Merger Agreement”), by and among Genesis, Merger Sub, PubCo, ESG and the Shareholder Representative named therein, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the date on which the event that is the subject of the notice occurred) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, or (y) a Registration Failure, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply in calculation of the Settlement Amount.

VWAP Trigger Event:	An event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per share.

VWAP Price:	For any scheduled trading day, the volume weighted average price per Share for such day as reported on the relevant Bloomberg Screen “GENQ <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such trading day for any reason or is erroneous, the VWAP Price shall be as reasonably determined by the Calculation Agent.

Reset Price:	The Initial Price; provided, that the Reset Price will be reduced upon a Dilutive Offering Reset.

Dilutive Offering Reset:	To the extent the Counterparty, after the date hereof, sells, enters any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Counterparty or any of its respective subsidiaries that entitle the holder thereof to acquire or sell on behalf of the Counterparty at any time Shares or other securities (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or other securities) at an effective price per share less than the then existing Reset Price, then the Reset Price shall be modified to equal such reduced price as of such date; provided, that without limiting the foregoing, a Dilutive Offering Reset, for the avoidance of doubt, shall include any at the market offering, equity line of credit or other similar financing. In the event that the Counterparty in respect of the Shares engages in a stock split, a reverse stock split or pays dividends in the form of Shares (each, a “Dilutive Issuance”), the Reset Price shall be adjusted to reflect the effect of the Dilutive Issuance. This provision shall not apply to (i) any grants or issuances of equity awards (or Shares underlying such equity awards) under the Counterparty’s or the Target’s equity compensation plans, (ii) any Shares issued in connection with the Business Combination pursuant to or as contemplated by the Merger Agreement and disclosed in the proxy statement filed by Counterparty in respect of the Business Combination as of the date hereof, or (iii) the Promissory Note with Genesis’s sponsor for an aggregate amount of $3,150,000, which, at the sponsor’s discretion, may be converted at a conversion price of $10.00, into 315,000 shares of Genesis Class A Common Stock and 315,000 PubCo warrants.

Seller:	Seller.

Buyer:	Counterparty.

Shares:	Prior to the closing of the Business Combination, shares of the Class A common stock, par value $0.0001 per share, of Genesis (Ticker: “GENQ”) and, after the closing of the Business Combination, ordinary shares, par value $0.0001 per share, of the Counterparty.

Number of Shares:	The sum of (i) the number of Recycled Shares plus (ii) the number of Additional Shares, less (iii) the Number of Shares Adjustment; provided, that (i) plus (ii), less (iii) shall in no event be greater than the Maximum Number of Shares. The Number of Shares is subject to reduction only as described under “Optional Early Termination” or “Transfer or Assignment.”

Maximum Number of Shares:	4,400,000 Shares; upon the occurrence of a Dilutive Offering Reset, a number of Shares equal to (i) 4,400,000, times (ii) (a) Initial Price, divided by (b) the price of such Dilutive Offering. For the avoidance of doubt, any adjustment pursuant to a Dilutive Offering Reset shall only result in an increase to the Maximum Number of Shares.

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Initial Price:	Equals the per share Redemption Price paid by Genesis on the Closing Date to holders of its common stock who exercised their redemption rights in connection with the Business Combination.

Recycled Shares:	The number of Shares purchased by Seller from third parties (other than Counterparty) through a broker in the open market (including through nonredeeming holders); provided, that Seller shall have irrevocably waived all redemption rights with respect to such Shares as provided below in the section captioned “Transactions by Seller in the Shares.” Seller shall specify the number of Recycled Shares (the “Number of Recycled Shares”) in the initial Pricing Date Notice.

Additional Shares:	The Seller may purchase Additional Shares from the Counterparty, in Seller’s sole discretion, for no additional consideration, with such number of Shares to be specified in a Pricing Date Notice as Additional Shares; provided, that the number of Additional Shares that Seller may purchase from the Counterparty shall not exceed (x) the Maximum Number of Shares, minus (y) the Recycled Shares, plus (z) the Number of Shares Adjustment. For the avoidance of doubt, any Additional Shares purchased by Seller will not be included in the Number of Shares for purposes of determining the Prepayment Amount but will be included in the Number of Shares for all other purposes and thus may increase the amount owed to Counterparty by Seller as described in the section entitled Settlement Amount.

Prepayment Amount:	A cash amount equal to the product of (i) the Number of Recycled Shares as set forth in a Pricing Date Notice and (ii) the Initial Price.

Prepayment:

Subject to Counterparty receiving a Pricing Date Notice, Counterparty will pay the Prepayment Amount by bank wire in immediately available funds to an account designated by Seller from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

Counterparty shall provide (i) notice to Counterparty’s trustee of the entrance into this Confirmation no later than one Local Business Day following the date hereof, with copy to Seller and Seller’s outside legal counsel, and (ii) Seller and Seller’s outside legal counsel, a final draft of the flow of funds from the Trust Account one Local Business Day prior to the closing of the Business Combination itemizing the Prepayment Amount due to Seller; provided, that Seller shall be invited and permitted to attend any closing call in connection with the Business Combination.

Variable Obligation:	Not applicable.

Exchanges:	The Nasdaq Stock Market

Related Exchange(s)	All Exchanges

Payment Dates:	Following the Business Combination, the last day of each calendar month or, if such date is not a Local Business Day, the next following Local Business Day, until the Valuation Date.

Reimbursement of Legal Fees and Other Expenses:	Together with the Prepayment Amount, Counterparty shall pay to Seller an amount equal to (a) the reasonable and documented attorney fees and other reasonable out-of-pocket expenses related thereto actually incurred by Seller or its affiliates in connection with this Transaction, not to exceed $25,000 in the aggregate and (b) expenses actually incurred in connection with the acquisition of the Shares in an amount not to exceed $0.05 per Share.

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Settlement Terms

Settlement Method Election:	Not Applicable.

Settlement Method:	Cash Settlement.

Settlement Amount:

In the event the Valuation Date is determined by clause (c) of the above section entitled Valuation Date, a cash amount equal to (1) the Number of Shares as of the Valuation Date, multiplied by (2) the closing price of the Shares on the Exchange Business Day immediately preceding the Valuation Date.

In all other cases, a cash amount equal to (1) (a) the Number of Shares as of the Valuation Date (taking into account the Number of Shares Adjustment) multiplied by (b) the volume weighted average of the daily VWAP Price over the Valuation Period, less (2) the Settlement Amount Adjustment; provided, that if Seller has delivered a Registration Request at least 90 days prior to the Valuation Date (other than where the Valuation Date results from the occurrence of clause (a) in the definition of Registration Failure), then the Number of Shares shall only include Shares that are registered for resale under an effective Registration Statement or that may be transferred without any restrictions (including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act).

Unless the Valuation Date is determined by clause (c) of the above section entitled “Valuation Date,” in the event that Seller has delivered a Registration Request at least 90 days prior to the Valuation Date (other than where the Valuation Date results from the occurrence of clause (a) in the definition of Registration Failure), Shares that are neither registered for resale under an effective Registration Statement nor transferable without any restrictions (including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act) will not be included in the calculation of the Settlement Amount.

Settlement Amount Adjustment:	A cash amount equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $2.00.

Number of Shares Adjustment:	A number of Shares provided in a Number of Shares Adjustment Notice by Seller with aggregate proceeds equal to the Additional Funds Seller provided pursuant to a Funding Election.

Valuation Period:	The period commencing on the first Exchange Business Day immediately following Valuation Date (or if the Valuation Date is not an Exchange Business Day, the first Exchange Business Day thereafter) and ending at 4:00pm on the Exchange Business Day on which 10% of the total volume traded in the Shares over the period has reached an amount equal to the Number of Shares outstanding as of the Valuation Date, excluding any volumes traded during the opening and closing auctions (including any reopenings pursuant to a suspension in trading or other extraordinary event).

Settlement Currency:	USD.

Cash Settlement Payment Date:	The 30th Local Business Day immediately following the last day of the Valuation Period. For the avoidance of doubt, the Seller will remit to the Counterparty on the Cash Settlement Payment Date an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount; provided, that if the Settlement Amount is a negative number neither the Seller nor the Counterparty shall be liable to the other party for any payment under this section.

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Excess Dividend Amount:	Ex Amount.

Optional Early Termination:	From time to time and on any date following the Business Combination and following an OET Notice regarding Recycled Shares or Additional Shares (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to Counterparty (the “OET Notice”), that specifies the quantity of Shares and the amount by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”). For the avoidance of doubt, “Terminated Shares” includes only Shares specified in an OET Notice, and does not include any other Shares, whether or not sold, that the Seller does not elect to include in an OET Notice, and no such shares will be included in the definition of Terminated Shares or included when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in the OET Notice with effect as of the relevant OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date (an “Early Termination Obligation”). Seller shall pay each Early Termination Obligation to an account designated by Counterparty on the first Payment Date following the OET Date. The remainder of the Transaction, if any, shall continue in accordance with its terms. For the avoidance of doubt, no other amounts as may be set forth in Section 16.1 and 18.1 of the Swap Definitions shall be due to Counterparty upon an Optional Early Termination.

Funding Election:	On one occasion, during the period beginning 30 days after the Closing Date and ending on the Valuation Date, Counterparty may request in writing that Seller provide it with additional funding of up to $2,000,000, in which case, Seller shall provide such funds (the “Additional Funds”) to an account designated by Counterparty no later than two Local Business Days after the date of such request; provided, that once Seller has delivered a Registration Request, then Counterparty cannot deliver a request in respect of a Funding Election until one Settlement Cycle after the date the Registration Statement becomes effective.

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Share Registration:

Within 30 days after receipt of a written request of Seller (the “Registration Request”), which request may be made no earlier than the Trade Date (as defined above) and no later than the Valuation Date, Counterparty shall file (at Counterparty’s sole cost and expense) with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement registering the resale of all shares held by the Seller, including the Recycled Shares and any Additional Shares (the “Registration Statement”), and have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement) following the date of the Registration Request and (ii) the 1st Local Business Day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two Local Business Days thereafter, the Counterparty shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended containing a “plan of distribution” reasonably agreeable to Seller.

Counterparty shall not identify Seller as a statutory underwriter in the Registration Statement unless requested by the Commission. In the event that Seller is identified as a statutory underwriter, Counterparty will afford the Seller the ability to conduct standard due diligence of Counterparty, including a review of documents, meetings with management and the delivery of a customary comfort letter from the Counterparty’s auditors. The Counterparty will use its reasonable best efforts to keep the Registration Statement covering the resale of the shares as described above continuously effective (except for customary blackout periods, up to twice per year and for a total of up to 10 calendar days (and not more than 5 calendar days in an occurrence), if and when the Counterparty is in possession of material non-public information the disclosure of which, in the good faith judgment of the Counterparty’s board of directors, would be prejudicial, and the Counterparty agrees to promptly notify Seller of any such blackout determination) until all such shares have been sold or may be transferred without any restrictions, including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Counterparty covenants and agrees to make all necessary filings, amendments, supplements and submissions in furtherance of the foregoing, including to register all of Seller’s Shares for resale; provided, further, that it shall be a “Registration Failure” if (a) the Counterparty does not file a Registration Statement covering all of the shares by the deadline described above in this section, or (b) the Registration Statement is not declared effective by the deadlines described above in this section or (c) the Registration Statement, after it is declared effective, ceases to be continuously effective as described above (including in respect of Blackout Periods).

Seller will promptly deliver customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection with the Registration Statement, including those related to selling shareholders, and to respond to SEC comments. If requested by Seller, the Counterparty shall remove or instruct its transfer agent to remove any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Seller if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Seller shall have timely provided customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection therewith. Any reasonable and documented fees (with respect to the transfer agent, Counterparty’s counsel or otherwise) associated with the issuance of any legal opinion required by the Counterparty’s transfer agent or the removal of such legend shall be borne by the Counterparty. If a legend is no longer required pursuant to the foregoing, the Counterparty will, no later than two Local Business Days following the delivery by Seller to the Counterparty or the transfer agent (with notice to the Counterparty) of customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent, remove the restrictive legend related to the book entry account holding the Shares and make a new, unlegended book entry for the Shares.

Share Adjustments

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events involving Counterparty:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

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Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by (i) replacing the reference therein to “10%” with “25%” and (ii) adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Calculation Agent Adjustment.

Share-for-Combined:	Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Business Combination Exclusion:	Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:
(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

(b) Failure to Deliver:	Not Applicable.

(c) Insolvency Filing:	Applicable.

(d) Hedging Disruption:	Not Applicable.

(e) Increased Cost of Hedging:	Not Applicable.

(f) Loss of Stock Borrow:	Not Applicable.

(g) Increased Cost of Stock Borrow:	Not Applicable.

Determining Party:	For all applicable events, Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Determining Party, in which case a Third Party Dealer (as defined below) in the relevant market selected by Counterparty will be the Determining Party. When making any determination or calculation as “Determining Party”, Seller shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if Determining Party were the Calculation Agent.

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Additional Provisions:

Calculation Agent:

Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Calculation Agent, in which case an unaffiliated leading dealer in the relevant market selected by Counterparty in its sole discretion will be the Calculation Agent.

In the event that a party (the “Disputing Party”) does not agree with any determination made (or the failure to make any determination) by the Calculation Agent or the Determining Party, the Disputing Party shall have the right to require that the Calculation Agent or the Determining Party, as applicable, have such determination reviewed by a disinterested third party that is a dealer in derivatives of the type that is the subject of the dispute and that is not an Affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one Local Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent” or “Substitute Determining Party,” as applicable). If the parties are unable to agree on a Substitute Calculation Agent or Substitute Determining Party, as applicable, within the prescribed time, each of the parties shall elect a Third Party Dealer and such two dealers shall agree on a Third Party Dealer by the end of the subsequent Local Business Day. Such Third Party Dealer shall be deemed to be the Substitute Calculation Agent or Substitute Determining Party, as applicable. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent or Determining Party, as applicable, not later than the third Local Business Day following the Local Business Day on which the Calculation Agent or Determining Party, as applicable, notifies the Disputing Party of any determination made (or of the failure to make any determination). Any determination by the Substitute Calculation Agent or Substitute Determining Party, as applicable, shall be binding in the absence of manifest error and shall be made as soon as possible but no later than the second Local Business Day following the Substitute Calculation Agent’s or Substitute Determining Party’s, appointment, as applicable. The costs of such Substitute Calculation Agent or Substitute Determining Party, as applicable, shall be borne by (a) the Disputing Party if the Substitute Calculation Agent or Substitute Determining Party, as applicable, substantially agrees with the Calculation Agent or Determining Party, or (b) the non-Disputing Party if the Substitute Calculation Agent or Substitute Determining Party, as applicable, does not substantially agree with the Calculation Agent or Determining Party, as applicable. If, after following the procedures and within the specified time frames set forth above, a binding determination is not achieved, the original determination of the Calculation Agent or Determining Party, as applicable, shall apply.

Following any adjustment, determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty (which may be by email), the Calculation Agent will promptly (but in any event within five Exchange Business Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment, determination or calculation (including any quotations, market data or information from internal or external sources, and any assumptions used in making such adjustment, determination or calculation), it being understood that in no event will the Calculation Agent be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it in making such adjustment, determination or calculation or any information that is subject to an obligation not to disclose such information. All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner, and the Calculation Agent may consider the effect of exceptional circumstances (for example, trading suspensions) in making its calculations.

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Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Schedule Provisions:

Specified Entity:	In relation to both Seller and Counterparty for the purpose of: Section 5(a)(v), Not Applicable Section 5(a)(vi), Not Applicable Section 5(a)(vii), Not Applicable

Cross-Default	The “Cross-Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to either party.

Credit Event Upon Merger	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the ISDA Form will not apply to either party.

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) of the ISDA Form will not apply to either party.

Other Events of Early Termination	Notwithstanding anything to the contrary herein, in the Definitions or in the ISDA Form, if the Business Combination does not close and the Shares are redeemed pursuant to a SPAC liquidation and Reimbursement, this Transaction shall automatically terminate as of the time when redemptions are first effected without any amounts or other obligations being owed by either party to the other hereunder except for the payment by Counterparty to Seller of any amounts owing pursuant to “Reimbursement of Legal Fees and Other Expenses” herein.

Termination Currency:	United States Dollars.

Additional Termination Events:	Will apply to Seller. The occurrence of any of the following events shall constitute an Additional Termination Event in respect of which Seller shall be the Affected Party.

(a)	the Merger Agreement is terminated pursuant to its terms prior to the closing of the Business Combination; and
(b)	upon written notice from Seller if the closing of the Business Combination does not occur within 14 calendar days after the date of this Confirmation.

Notwithstanding anything to the contrary herein, in the Definitions or in the ISDA Form, if an Early Termination Date is designated as a result of an Additional Termination Event, then this Transaction will terminate as of such Early Termination Date without any amounts or other obligations being owed by either party to the other hereunder, other than with respect to the terms set forth above under “Reimbursement of Legal Fees and Other Expenses” and below under “g. Waiver”. For the avoidance of doubt, the waiver of redemption rights included in this Confirmation will no longer be in force upon an Early Termination Date.

Notwithstanding the foregoing, Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (4) Indemnification” shall survive any termination due to the occurrence of either of the foregoing Additional Termination Events.

Governing Law:	New York law (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the General Obligations Law).

Forum:	The courts of the State of New York located in New York County and the United States District Court for the Southern District of New York.

Credit Support Provider:	With respect to Seller and Counterparty, None.

Local Business Days:	Seller specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York. Counterparty specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

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Representations, Warranties and Covenants

1.	Each of Genesis, ESG, PubCo and Seller represents and warrants to, and covenants and agrees with, the other as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction) as follows.

a.	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

b.	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

c.	Non-Public Information. It is in compliance with Section 10(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

d.	Eligible Contract Participant. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act (7 U.S.C. § 1a(18)) and CFTC regulations (17 CFR § 1.3).

e.	Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization, except to the extent otherwise required by a “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or foreign law.

f.	Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

g.	Investment Company Act. It is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

h.	Authorization. The Transaction, including this Confirmation, has been entered into pursuant to authority granted by its board of directors or other governing authority. It has no internal policy, whether written or oral, that would prohibit it from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made in connection therewith.

i.	Affiliate Status. It is the intention of the parties hereto that Seller shall not be an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of Genesis, ESG, PubCo or Merger Sub, following the closing of the Business Combination, as a result of the transactions contemplated hereunder. Counterparty represents that the Transaction and the Business Combination, if consummated as contemplated by this Confirmation and the Merger Agreement and as described in the Proxy Statement, will not cause Seller to be an affiliate of Counterparty.

2.	Counterparty represents and warrants to, and covenants and agrees with, Seller as of the date on which it enters into the Transaction as follows.

a.	Total Assets. Genesis has as of the date hereof, and expects to have as of the closing of the Business Combination, total assets of at least USD $5,000,001. Additionally, Counterparty shall publicly disclose on a Form 8-K prior to the closing of the Business Combination the cash balance of the Trust Account available to pay redemptions, as of the business day immediately prior to the date of filing of such Form 8-K.

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b.	Non-Reliance. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Seller is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards.

c.	Solvency. Each of Counterparty and ESG is, and shall be as of the Closing Date and as of the date of any payment or delivery by Counterparty under the Transaction, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages. Each of Counterparty and ESG: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (a) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (b) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code or under any other applicable local insolvency regime). In addition, the outstanding amounts owed to service providers in connection with the Business Combination due in the 364 calendar days following closing of the Business Combination shall not exceed cash on balance of the combined company at closing.

d.	Public Reports. As of the Trade Date, Counterparty is in material compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

e.	No Distribution. Except with respect to any Shares that may be offered and sold pursuant to the Registration Statement, Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

f.	SEC Documents. The Counterparty shall not file with the Securities and Exchange Commission any Form 8-K (or Form 6-K (if applicable), Registration Statement on Form S-4 (or Form F-4 (if applicable)), including any post-effective amendment thereof, proxy statement, or other document that includes any disclosure regarding this Confirmation or the Transaction without consulting with and reasonably considering any comments received from Seller, provided, that no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Counterparty that were reviewed by Seller

g.	Waiver. The Counterparty shall waive any violation of its “bulldog clause,” as set forth in Article 9.2(c) of the Certificate of Incorporation, and any other restrictions that would be caused by Seller entering into this Transaction.

h.	Disclosure. Counterparty agrees to comply with applicable SEC guidance in respect of disclosure of the Transactions. Counterparty shall provide Seller with all public disclosure relating to the Transaction, including the press release, Form 8-K and any other filing that announces the Transaction, so that Seller can ensure that such public disclosure adequately discloses the material terms and conditions of the Transaction and all material non-public information disclosed to Seller in connection with the Transaction, and Counterparty shall not file or release any such disclosure without the consent of Seller. Counterparty shall file the Form 8-K announcing the Transaction by 8:30 a.m. Eastern Time on the day following the date that this Confirmation is signed. The Form 8-K announcing the Transaction will include disclosure of the estimated Redemption Price, the fact that Seller will be purchasing Shares outside of the redemption process and the reasons therefor, and the impact that the purchases by Seller will have on the likelihood that the Business Combination will be approved. If not included in the Form 8-K announcing the Transaction, Counterparty will file another Form 8-K, prior to the Stockholder Meeting, that discloses the number of Shares purchased by Seller and the price the Seller paid for those Shares, the nature of the holders that sold Shares to the Seller, and the number of Shares for which the Counterparty has received redemption requests. Counterparty will ensure that the proxy statement and registration statement filed in respect of the Business Combination will include disclosure that the Shares purchased by the Seller will not be voted in favor of the Business Combination.

i.	Listing. The Counterparty agrees to use its best efforts to maintain the listing of the Shares on a national securities exchange; provided, that if the Shares cease to be listed on a national securities exchange or upon the filing of a Form 25 (each a “Delisting Event”), Seller may accelerate the Valuation Date under this Confirmation by delivering notice to the Counterparty and shall be entitled to the Legal Fees and Other Expenses, which shall be due and payable immediately following the Valuation Date.

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j.	Regulatory Filings. Counterparty covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction.

k.	Regulation M and Approvals. Each of Counterparty and ESG is not on the Trade Date and agrees and covenants on behalf of itself and PubCo that it and PubCo will not be on any date Seller is purchasing shares that may be included in a Pricing Date Notice, engaged or engaging in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty and ESG shall not and shall cause PubCo to not, until the second scheduled trading day immediately following dates referenced in the preceding sentence, engage in any such distribution. Each of Counterparty, ESG and PubCo, also agrees and covenants that the Merger Agreement was executed and all required approvals and consents of ESG security holders in connection with the Business Combination have been obtained and any subsequent valuation periods as contemplated under Regulation M under the Exchange Act, shall have been completed in each case no later than Genesis’s redemption deadline.

l.	No conflicts. The execution and delivery by Counterparty, ESG and PubCo of, and the performance by each of Counterparty, ESG and PubCo of its obligations under, the Transaction and the Confirmation and the consummation of the transactions contemplated by the Confirmation, including the payments and share issuances hereunder, do not and will not result in any breach or violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Counterparty, ESG, PubCo or any of their respective subsidiaries pursuant to: (i) any provision of applicable law, (ii) the organizational documents of any of Counterparty, ESG, PubCo or any of their respective subsidiaries, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument binding upon Counterparty, ESG, PubCo or any of their respective subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Counterparty, ESG, PubCo or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Counterparty or ESG of their respective obligations under the Confirmation, except as have been obtained. In addition, Counterparty and ESG covenant and agree not to enter into any agreement or other arrangement that would prohibit, restrict or otherwise prevent the Counterparty, ESG or PubCo from performing its obligations hereunder, including the making of any payment or Share issuance to the Seller.

m.	Tender Offer Rules. Counterparty, ESG, PubCo and Seller each acknowledge that the Transaction has been structured, and all activity in connection with the Transaction has been undertaken to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

n.	Other Transactions. Counterparty, ESG and PubCo shall not enter into, negotiate or exchange terms with any other party for any other Share Forward Transaction or any other similar arrangement during the term of this Transaction without the prior written consent of Seller.

3.	Regulatory Filings. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 (if applicable) under the Exchange Act and, assuming the accuracy of Counterparty’s Repurchase Notices (as described under “Repurchase Notices” below) any sales of the Recycled Shares and the Additional Shares will be in compliance therewith.

Transactions by Seller in the Shares

1.	Seller hereby waives the redemption rights set forth in the Certificate of Incorporation in connection with the Business Combination with respect to the Recycled Shares and the Additional Shares only during the term of this Confirmation. Subject to any restrictions set forth in this Confirmation, Seller may sell or otherwise transfer, loan or dispose of any of the Shares or any other shares or securities of the Counterparty in one or more public or private transactions at any time. Any Recycled Shares and Additional Shares sold by Seller during the term of the Transaction and included on an OET Notice will cease to be included in the Number of Shares.

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2.	Unless specified in an OET Notice, no sale of Shares by Seller shall terminate all or any portion of this Confirmation, nothing contained herein shall limit any of Seller’s purchases and sales of Shares.

Trust Account Waiver

Seller hereby waives any and all right, title and interest, or any claim of any kind they have or may have during the term of this Confirmation, in or to any monies held in the Counterparty’s Trust Account and agrees not to seek recourse against the Trust Account in each case, as a result of, or arising out of, this Transaction; provided, however, that nothing herein shall (i) serve to limit or prohibit Seller’s right to pursue a claim against the Counterparty for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Seller may have in the future against the Counterparty’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), (iii) be deemed to limit Seller’s right, title, interest or claim to the Trust Account by virtue of such Seller’s record or beneficial ownership of securities of the Counterparty acquired by any means other than pursuant to this Transaction or (iv) serve to limit Seller’s redemption right with respect to any such securities of the Seller other than during the term of the Confirmation.

No Arrangements

Seller, Counterparty, ESG and PubCo each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between or among Seller, Counterparty, ESG and PubCo with respect to any Shares, other than those set forth herein; (ii) Seller may hedge its risk under the Transaction in any way Seller determines (that does not otherwise violate the terms of this Confirmation), provided that Seller has no obligation to hedge with the purchase, sale or maintenance of any Shares or otherwise; (iii) Counterparty, ESG and PubCo will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (iv) Counterpart, ESG and PubCo will not seek to influence Seller with respect to the voting or disposition of any Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the ISDA Form, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the ISDA Form.

Address for Notices

Notice to Seller

Vellar Opportunities Fund Master, Ltd.

3 Columbus Circle

24th Floor

New York, NY 10019

Attention: General Counsel

Email:

With a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Keith Billotti

Email:

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Notice to EGS

Environmental Solutions Group Holdings Limited

101 Tuas South Avenue 2

Singapore 637226

Attention: Mr. Quek Leng Chuang, Chairman & CEO

Email:

With a copy to:

Saul Ewing LLP

1919 Pennsylvania Avenue N.W.

Washington D.C. 20006-3434

Attention: Mark I. Gruhin

Email:

Notice to Counterparty

Genesis Unicorn Capital Corp.

281 Witherspoon Street, Suite 120

Princeton, New Jersey 08540

With a copy to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attn: David Levine

E-mail:

Following the Closing of the Business Combination

ESGL Holdings Limited

101 Tuas South Avenue 2

Singapore 637226

Attention: Mr. Quek Leng Chuang, Chairman & CEO

Email:

With a copy to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attn: David Levine

E-mail: dlevine@loeb.com

Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) upon sending by e-mail, unless there is prompt receipt of a notice of non-delivery, or (iii) one Local Business Day after sending by a reputable, nationally recognized overnight courier service, in each case to the applicable Party at the addresses set forth above (or at such other address for a Party as that Party shall specify by notice).

Other Provisions

1.	Rule 10b-5.

a.	Counterparty represents and warrants to Seller that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Seller that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares.

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b.	Counterparty agrees that it will not seek to control or influence Seller’s decision to make any “purchases or sales” under the Transaction, including, without limitation, Seller’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation and the Transaction under the federal securities laws, including without limitation, the prohibitions on manipulative and deceptive devices under the Exchange Act.

c.	Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a written trading plan for trading securities. Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, including without limitation the prohibition on manipulative and deceptive devises under the Exchange Act and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

2.	Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares (other than in connection with a Counterparty equity compensation program (e.g., to fund taxes in connection with vested RSUs)), promptly give Seller a written notice of such repurchase (a “Repurchase Notice”), if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than the number of Shares outstanding that would result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by 0.10% (in the case of the first such notice) or (ii) thereafter more than the number of Shares that would need to be repurchased to result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by a further 0.10% less than the number of Shares included in the immediately preceding Repurchase Notice; provided, that Counterparty agrees that this information does not constitute material non-public information; provided further if this information shall be material non-public information, it shall publicly disclosed immediately. Counterparty agrees to indemnify and hold harmless Seller and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Seller’s hedging activities as a consequence of remaining or becoming a Section 16 “insider” following the closing of the Business Combination, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Seller with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable and documented legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing; provided, however, for the avoidance of doubt, Counterparty has no indemnification or other obligations with respect to Seller becoming a Section 16 “insider” prior to the closing of the Business Combination. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Seller with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

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3.	Transfer or Assignment. The Seller may freely transfer or assign its rights and duties under this Confirmation. If at any time following the closing of the Business Combination at which (A) the Section 16 Percentage exceeds 9.9% (provided that the Counterparty is on such date a foreign private issuer (as defined by Rule 405 under the Securities Act), or (B) the Share Amount exceeds the Applicable Share Limit, if any applies (any such condition described in clause (A) or (B), and “Excess Ownership Position”), Seller is unable to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Seller, and within a time period reasonably acceptable to Seller, such that no Excess Ownership Position exists, then Seller may designate any Local Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Seller so designates an Early Termination Date with respect to a portion of the Transaction, it shall deliver to Counterparty on the Early Termination Date a number of Shares equal to the Terminated Portion, and Seller shall be permitted to retain the Prepayment Amount in respect of such Shares (equal to the number of Shares in the Terminated Portion times the Initial Price) and shall have no obligation to make payment to Counterparty in respect of those Shares. The Number of Shares will be reduced by the number of Shares in any Terminated Portion. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Seller, (A) the numerator of which is the number of Shares that Seller and each person subject to aggregation of Shares with Seller under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) of the Exchange Act) with Seller directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) (the “Seller Group” ) and (B) the denominator of which is the number of Shares outstanding.

The “Share Amount” as of any day is the number of Shares that Seller and any person whose ownership position would be aggregated with that of Seller and any group (however designated) of which Seller is a member (Seller or any such person or group, a “Seller Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Seller in its sole discretion.

The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting (other than on Schedule 13D or 13G) or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Seller Person, or could result in an adverse effect on a Seller Person, under any Applicable Restriction, as determined by Seller in its sole discretion, minus (B) 0.1% of the number of Shares outstanding.

4.	Indemnification. Counterparty agree to indemnify and hold harmless Seller, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities (or actions in respect thereof) and reasonable and documented out-of-pocket expenses, joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Counterparty or between any of the Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon the Transaction, including the execution or delivery of this Confirmation, the performance by Counterparty of its obligations under the Transaction, any material breach of any covenant, representation or warranty made by Counterparty or ESG in this Confirmation or the ISDA Form, regulatory filings and submissions made by or on behalf of the Counterparty related to the Transaction (other than as relates to any information provided in writing by or on behalf of Seller or its affiliates), or the consummation of the transactions contemplated hereby, including the Registration Statement or any untrue statement or alleged untrue statement of a material fact contained in any registration statement press release, filings or other document, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is related to the manner in which Seller sells, or arising out of any sales by Seller of, any Shares, including the Recycled Shares and the Additional Shares or found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Seller’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from Seller’s willful misconduct, bad faith or gross negligence in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition (and in addition to any other Reimbursement of Legal Fees and other Expenses contemplated by this Confirmation), Counterparty will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from such Indemnified Party’s breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from the gross negligence, willful misconduct or bad faith of the Indemnified Party or breach of any U.S. federal or state securities laws or the rules, regulations or applicable interpretations of the Securities and Exchange Commission. The provisions of this paragraph shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the ISDA Form or this Confirmation shall inure to the benefit of any permitted assignee of Seller.

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5.	Amendments to Equity Definitions.

a.	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Form with respect to that Issuer.”; and

b.	Section 12.6(c)(ii) of the Equity Definitions is hereby amended by replacing the words “the Transaction will be cancelled,” in the first line with the words “Seller will have the right, which it must exercise or refrain from exercising, as applicable, in good faith acting in a commercially reasonable manner, to cancel the Transaction.”

6.	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

7.	Attorney and Other Fees. Subject to clause (4) Indemnification (above), in the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Confirmation or the Transaction, the prevailing party shall be entitled to reasonable and documented attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

8.	Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

9.	Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (a) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (b) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate, terminate and accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Form with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

10.	Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Seller appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

[Signature page follows]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

VELLAR OPPORTUNITIES FUND MASTER, LTD.

By:	/s/ Solomon Cohen
Name:	Solomon Cohen
Title:	Director

Agreed and accepted by:

Genesis Unicorn Capital Corp.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	President & Chief Financial Officer

Environmental Solutions Group Holdings Limited

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Director

ESGL Holdings Limited

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	Authorized Signatory

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Schedule A

FORM OF PRICING DATE NOTICE

Date: [●], 2023

To: Genesis Unicorn Capital Corp. (“Counterparty”)

Address: [●]

Phone: [●]

From: [●] (“Seller”)

Re: OTC Equity Prepaid Forward Transaction

1. This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of July [●], 2023 (the “Confirmation”) between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2. The purpose of this Pricing Date Notice is to confirm certain terms and conditions of the Transaction entered into between Seller and Counterparty pursuant to the Confirmation.

Pricing Date: [●], 2023

Number of Recycled Shares: [●]

Number of Additional Shares: [●]

Number of Shares: [●]

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